Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp 2022 Letter to Shareholders

Corpus Christi, TX, February 16, 2022 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to provide the following letter to its shareholders on the outlook for the Company in 2022 from President and CEO, Amir Adnani.

Dear Shareholder,

2022 begins with the highest uranium price in a decade and a positive global outlook for nuclear energy not seen in a generation. For UEC, we have begun 2022 positioned as the leading American uranium mining company. This follows our $112 million cash acquisition of Uranium One Americas that has endowed us with two operational hub and spoke production platforms and seven licensed and low cost In-Situ-Recovery (“ISR”) uranium projects. Earlier this month, we reached another important milestone, becoming debt free, and also reporting a strong balance sheet of approximately $125 million of cash and liquid assets. These positive industry and corporate developments have been years in the making and, whether you are a new or long-term shareholder, your ownership of UEC is sincerely valued and I thank you on behalf of our team and our Board of Directors.

Outlook for Nuclear Power

We believe the outlook has never been brighter for nuclear energy and the uranium market with a variety of important developments that are propelling nuclear power towards a major resurgence. This includes new highs in nuclear power public opinion polls, strong bipartisan support in the U.S. Congress, the inclusion of nuclear power in the European Taxonomy and continued robust global growth.

The fundamentals driving the improved market are long-term in nature and offer considerable opportunity for significant uranium price and equity appreciation. Last year, the U3O8 price continued its ascent from its 2017 low of $17.70/lb and began to challenge the $50/lb range, while still well below its 2011 highs near $70/lb and well below the $138/lb all time high registered in 2007. Operating reactors, plus those under construction, planned and proposed, combined to define an impressive commitment to nuclear power and underpin steady growth prospects for global uranium demand in upcoming years.

The strengthening of the uranium market this past year is in large part a result of global demand drivers associated with the push to create a low-carbon world economy. There is a growing realization that nuclear energy is a critical component of a clean energy supply mix, producing the safest, most economical and reliable, base-load carbon-free energy on the planet. Other demand drivers that were evident this past year included the pursuit by financial entities and mining companies to initiate and expand holdings of physical uranium with the recognition that market prices are still below production costs for many producers.

The supply gap between production and utility requirements widened to almost 90 million pounds this past year. This gap is expected to be near 60 million pounds in 2022 and average approximately 45 million pounds per year over the coming decade. As secondary supplies dwindle, new production will be needed to meet longer term requirements and that will require higher prices to stimulate new mining activity.

2022 Plans on the back of a Transformative 2021

Late in 2021, UEC completed the highly accretive purchase of Uranium One Americas (U1A) in the largest all-cash acquisition by a western firm in over 10 years. The transaction culminated in a significant effort over many months and placed an exclamation point on our strategy to become the leading uranium company in the U.S. UEC now has two production ready ‘hub and spoke’ ISR platforms with processing facilities in Wyoming and South Texas. Already built, these plants are largely shielded against inflationary pressures that would otherwise be evident in building new facilities today.

The acquisition included four fully installed wellfields and six additional permitted or development-stage satellite ISR projects. The portfolio consists of dozens of under-explored, mineralized brownfield projects backed by detailed databases of historic uranium exploration and development programs, greatly enhancing the potential for resource expansion. Considerable capital expenditure savings and deep operating synergies with UEC’s permitted and nearby Reno Creek ISR Project are also expected. In addition, the acquisition yields a five-fold increase in UEC’s Wyoming land package to ~118,000 acres within the Powder River and Great Divide Basins.

Into 2022, our Wyoming plans will seek to transform historical resources from our purchase of U1A into fully compliant status by filing updated technical reports on our new projects. At Reno Creek, we have already started new technical studies to further develop and capture the significant capital savings and operating synergies anticipated by pairing it with our Irigaray Processing Plant. We will also begin an operational review for the potential capacity expansion of the Irigaray Plant to accommodate satellite production at the fully permitted Ludeman and Moore Ranch Projects.

Our South Texas plans involve capacity expansion at the Hobson Processing Plant and advancement of the Burke Hollow ISR Project towards growth and production-readiness. UEC’s South Texas hub and spoke production platform is anchored by our Hobson Processing Plant, and we are working towards amending its operational license to increase production to four million pounds per year. Burke Hollow is the only recent uranium discovery in the United States and continues to exhibit potential to be one of the largest deposits ever discovered in the South Texas Uranium Trend. In 2022, we plan to complete the installation of all monitor wells for the initial production area (“PA-1”) at Burke Hollow. Our permitting activities will include baseline sampling of the PA-1 monitor wells, pump tests and preparation of the final authorization to begin production. We will also work to complete delineation drilling for the second production area along exploration drilling in the large untested areas of the project.

A new strategic program for UEC is our physical uranium portfolio. We began implementing our U.S. warehoused uranium strategy by purchasing uranium at $28 per pound in March of 2021. The initiative provides strategic inventory to support future marketing and production efforts and will accelerate cashflows and bolsters our balance sheet as uranium prices appreciate. Our latest reported portfolio is comprised of 4.1 million pounds of U3O8 at an average cost of ~$32 per pound compared to the current spot price of ~$43 per pound.

ESG Program

UEC launched a formal Environmental and Social Governance (“ESG”) program in 2021, building on our existing procedures, licensing requirements and prior Company social responsibility practices. This past year we completed the first phase of emissions quantifications for our Palangana ISR Mine and Hobson Processing Facility as one of the initial steps in establishing our formal ESG program. By definition, ISR projects have a low carbon profile and contribute to “net-zero” targets as extracted uranium powers safe, reliable and low-carbon electricity.

In 2022 we are now in the process of implementing a full ESG program for Company operations, including corporate governance and stakeholder interests. We are also evaluating new carbon emission reduction technologies for UEC’s production facilities and are working towards publishing a full UEC ESG report.

Supply Assurance - Jurisdictional Stability

We believe UEC’s new status as America’s leading uranium company, coupled with our physical uranium program, will provide power utilities with a confidence in our ability to supply both domestic and international markets. The U.S. sourcing and supply chain of critical minerals has received increased attention in light of the global pandemic and geopolitical tensions. In no commodity is this more evident than with uranium where the U.S. is importing almost half of its needs from the former Soviet Union countries, such as Russia, Kazakhstan and Uzbekistan. With growing political unrest in the region, particularly with Russian hostilities towards Ukraine and mass demonstrations in Kazakhstan, we believe utility fuel managers around the globe are moving towards increasing jurisdictional stability in their supply strategies.

As 2022 unfolds, please do not hesitate to contact me with any questions or comments or reach out to our Investor Relations department at 1-866-748-1030 or email info@uraniumenergy.com. Please visit our website at http://www.UraniumEnergy.com/ and follow us on Twitter @UraniumEnergy to keep current on our activities and be sure to register your email to receive company news as it happens.

On behalf of management and the Board of Directors, I want to thank you for your support as a shareholder. We very much appreciate your confidence in our accomplishments and in our strategy moving forward.

Yours truly,

“Amir Adnani”

President & CEO

About Uranium Energy Corp

Uranium Energy Corp is America’s leading, fastest growing, uranium mining company listed on the NYSE American. UEC is a pure play uranium company and is advancing the next generation of low-cost, environmentally friendly ISR mining uranium projects. The Company has two production ready ISR hub and spoke platforms in South Texas and Wyoming, anchored by fully licensed and operational processing capacity at the Hobson and Irigaray Processing Plants. UEC also has seven U.S. ISR uranium projects with all of their major permits in place.

Additionally, the Company has other diversified holdings of uranium assets, including: 1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; 2) a major equity stake in the only royalty company in the sector, Uranium Royalty Corp; and 3) a pipeline of resource-stage uranium projects in Arizona, Colorado, New Mexico and Paraguay.

The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this letter constitute “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this letter and in any document referred to in this letter. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this letter can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this letter, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This letter shall not constitute an offer to sell or the solicitation of an offer to buy securities.